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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement and to the incorporation by reference in this registration statement of our reports dated January 27, 1997 included in Johnstown America Industries, Inc.'s Annual Report on Form 10-KA for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                                  ARTHUR ANDERSEN LLP


Chicago, Illinois
October 17, 1997